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                                                             EXHIBIT (M)(8)(III)

                THIRD AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT
                      BETWEEN CITISTREET LLC AND GMO TRUST

     THIS AMENDMENT, dated as of the 30th day of April, 2003, by and between Citistreet LLC ("Citistreet") and GMO Trust, on behalf of each fund listed on Attachment A, severally and not jointly (individually, the "Fund" and collectively, the "Funds").

                                   WITNESSETH:

     WHEREAS, GMO Trust has entered into a Shareholder Services Agreement with CitiStreet, dated October 31, 2001 (the "Agreement") which is incorporated herein by reference; and

     WHEREAS, Section 18 of said Agreement provides that the Agreement may only be amended by written instrument signed by both parties.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

     1) The following shall be inserted at the beginning of Section 14, entitled "Termination; Withdrawal of Offering", prior to the first sentence thereof:

          "This Agreement shall become effective upon the date set forth above, provided that this Agreement has been approved by the Company or its Board of Trustees, if such approval is required. It shall continue in force for one year, and shall thereafter continue automatically for successive annual periods unless earlier terminated, subject to any periodic approval required by the Company or its Board of Trustees."

     [ ] Attachment A shall be replaced in its entirety by the new Attachment A, as affixed hereto and incorporated by this reference.

     Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

CITISTREET LLC                          GMO TRUST, ON BEHALF OF EACH FUND ON
                                        EXHIBIT A, SEVERALLY AND NOT JOINTLY


By: /S/ Nicholas Katsikis               By: /S/ Elaine M. Hartnett
    ---------------------------------       ------------------------------------
Name: Nicholas Katsikis                 Name: Elaine M. Hartnett
Title: CFO                              Title: Vice President
Date: 4/10/03                           Date:
                                              -------------

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                                  ATTACHMENT A

                       FUNDS AVAILABLE AND APPLICABLE FEE

NAME OF FUND                               APPLICABLE FEE
------------                               --------------
GMO Foreign Fund - Class III               In consideration of the services provided by Citistreet under this
                                           Agreement, no compensation shall be paid.

GMO U.S. Core Fund - Class III             In consideration of the services provided by Citistreet under this
                                           Agreement, no compensation shall be paid.

GMO Emerging Countries Fund - Class M      In consideration of the services provided by Citistreet under this
                                           Agreement, Fund will pay to Citistreet a fee*, computed daily and paid quarterly in arrears, equal to 0.35% per annum of the average daily value of the total number of shares of the Fund held in accounts at
                                           Citistreet.

GMO Foreign Fund - Class M                 In consideration of the services provided by Citistreet under this
                                           Agreement, Fund will pay to Citistreet a fee*, computed daily and paid quarterly in arrears, equal to 0.35% per annum of the average daily value of the total number of shares of the Fund held in accounts at
                                           Citistreet.

GMO Growth Fund - Class M                  In consideration of the services provided by Citistreet under this
                                           Agreement, Fund will pay to Citistreet a fee*, computed daily and paid quarterly in arrears, equal to 0.35% per annum of the average daily value of the total number of shares of the Fund held in accounts at
                                           Citistreet.

GMO Intrinsic Value Fund - Class M         In consideration of the services provided by Citistreet under this
                                           Agreement, Fund will pay to Citistreet a fee*, computed daily and paid quarterly in arrears, equal to 0.35% per annum of the average daily value of the total number of shares of the Fund held in accounts at
                                           Citistreet.

GMO International Intrinsic Value Fund -   In consideration of the services provided by Citistreet under this
Class M                                    Agreement, Fund will pay to Citistreet a fee*, computed daily and paid quarterly in arrears, equal to 0.35% per annum of the average daily value of the total number of shares of the Fund held in accounts at
                                           Citistreet.

* The Fund will pay Citistreet such fee within 30 days after the end of each quarter. For purposes of this Attachment A, the average daily value of the shares of the Fund will be based on the NAV reported by the Fund to Citistreet.